WWW.THEHACKETTGROUP.COM

Exhibit 99.1

The Hackett Group Announces First Quarter 2025 Results

MIAMI – May 6, 2025 – The Hackett Group, Inc. (NASDAQ: HCKT), a leading generative artificial intelligence (Gen AI) consultancy and executive advisory firm that enables Digital World Class® performance, today announced its financial results for the first quarter, which ended on March 28, 2025.

“We reported operating results that were near and at the high end of our revenue and adjusted earnings per share guidance, respectively. This was achieved while aggressively investing and growing our Gen AI platforms and revenues. More importantly, we released AI XPLR version 3 which allows us to identify thousands of industry specific Gen AI solutions and related multi-agent workflows which accelerates client prioritization and custom design of the client use cases,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We believe continued AI XPLR innovation and our advanced Gen AI implementation capabilities will allow us to develop significant channel partner relationships that should help accelerate our growth in this rapidly growing area.”

Financial Highlights

•
Total revenue in the first quarter of 2025 was $77.9 million and revenue before reimbursements was $76.2 million near the high end of our guidance. This compares to total revenue of $77.2 million and revenue before reimbursements of $75.7 million in the first quarter of the prior year.
•
GAAP diluted earnings per share was $0.11 in the first quarter of 2025, as compared to $0.32 in the first quarter of 2024. 2025 first quarter GAAP net income was impacted by non-cash compensation expense recognized in association with the stock price award program announced in September 2024 of $5.1 million, or $0.16 per diluted earnings per share. In addition, 2025 first quarter GAAP net income was also impacted by LeewayHertz acquisition related cash and non-cash compensation and related expenses of $2.4 million, or $0.07 per diluted earnings per share.
•
Adjusted diluted earnings per share, a non-GAAP measure, for the first quarter of 2025 was $0.41, which came in at the high end of our guidance, as compared to $0.39 in the first quarter of 2024. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
Cash flow from operations was $4.2 million for the first quarter of 2025, as compared to $2.8 million in the first quarter of 2024.
•
As of March 28, 2025, the Company's cash balances were $9.2 million, with $18.0 million outstanding on the Company's credit facility. Additionally, during the quarter the Company repurchased 379 thousand shares of its stock at an average price of $30.93 for a total of $11.7 million. As of the end of the first quarter of 2025, the Company’s remaining share repurchase program authorization was $21.3 million.
•
At its most recent meeting, the Company’s Board of Directors declared the second quarterly dividend of $0.12 per share for its shareholders of record on June 20, 2025, to be paid on July 7, 2025.

Business Outlook for the Second Quarter of 2025

Based on the Company’s current outlook:

• The Company estimates total revenue before reimbursements for the second quarter of 2025 will be in the range of $76.0 million to $77.5 million.

• The Company estimates adjusted diluted earnings per share for the second quarter of 2025 to be in the range of $0.37 and $0.39, assuming a GAAP effective tax rate of 27%.

Conference Call and Webcast Details

• On Tuesday, May 6, 2025, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: First Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 6, 2025 and will run through 5:00 P.M. ET on Tuesday, May 20, 2025. To access the rebroadcast, please dial (800) 839-8275. For International callers, please dial (203) 369-3606.

• In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 6, 2025 and will run through 5:00 P.M. ET on Tuesday, May 20, 2025. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excluded non-cash stock-based compensation expense, acquisition-related cash and non-cash stock-based compensation expense, acquisition related costs, amortization expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is an IP and platform-based, Gen AI strategic consulting and executive advisory firm that enables Digital World Class® performance. Using AI XPLR™ and ZBrain™ – our ideation through implementation platforms – our experienced professionals help organizations realize the power of Gen AI and achieve quantifiable, breakthrough results, allowing us to be key architects of their Gen AI journey.

Our expertise is grounded in unparalleled best practices insights from benchmarking the world’s leading businesses – including 97% of the Dow Jones Industrials, 90% of the Fortune 100, 70% of the DAX 40 and 51% of the FTSE 100. Visit us at www.thehackettgroup.com.

# # #

Trademarks

The Hackett Group®, quadrant logo, and Digital World Class® are the registered marks of
The Hackett Group®.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions and other consulting services, our ability to effectively integrate acquisitions, including the LeewayHertz acquisition into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Contact

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 28,	March 29,
	2025	2024
Revenue:
Revenue before reimbursements	$76,231	$75,727
Reimbursements	1,634	1,460
Total revenue	77,865	77,187

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $4,928 and $1,393 of non-cash stock based compensation expense in the quarters ended March 28, 2025 and March 29, 2024, respectively)	48,380	45,771
Reimbursable expenses	1,634	1,460
Total cost of service	50,014	47,231

Selling, general and administrative costs (includes $4,744 and $1,206 of non-cash stock based compensation expense in the quarters ended March 28, 2025 and March 29, 2024, respectively)	23,448	18,329
Legal settlement and related costs	-	102
Total costs and operating expenses	73,462	65,662

Operating income	4,403	11,525

Other expense, net:
Interest expense, net	(202)	(472)

Income before income taxes	4,201	11,053
Income tax expense	1,058	2,322
Net income	$3,143	$8,731

Basic net income per common share:
Income per common share	$0.11	$0.32
Weighted average common shares outstanding	27,587	27,422

Diluted net income per common share:
Income per common share	$0.11	$0.32
Weighted average common and common equivalent shares outstanding	28,385	27,676

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 28,	December 27,
	2025	2024
ASSETS
Current assets:
Cash	$9,179	$16,366
Accounts receivable and contract assets, net	62,555	57,079
Prepaid expenses and other current assets	3,267	2,901
Total current assets	75,001	76,346
Property and equipment, net	20,868	20,343
Other assets	367	350
Intangible assets	2,165	2,312
Goodwill	90,221	89,782
Operating lease right-of-use assets	3,138	2,744
Total assets	$191,760	$191,877

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,916	$6,503
Accrued expenses and other liabilities	23,844	30,789
Contract liabilities	14,919	11,118
Income tax payable	2,352	3,753
Operating lease liabilities	1,161	965
Total current liabilities	47,192	53,128
Long-term deferred tax liability, net	10,433	8,464
Long-term debt	17,755	12,734
Operating lease liabilities	1,965	1,977
Total liabilities	77,345	76,303

Shareholders' equity	114,415	115,574
Total liabilities and shareholders' equity	$191,760	$191,877

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended
	March 28,	March 29,
	2025	2024
Global S&BT (1):
Revenue before reimbursements*	$42,642	$40,254
Cost of sales	22,325	23,284
Gross margin	20,317	16,970
Selling, general and administrative costs	7,531	6,917
Contribution margin	12,786	10,053
Oracle Solutions (2):
Revenue before reimbursements*	$20,396	$21,068
Cost of sales	13,695	13,998
Gross margin	6,701	7,070
Selling, general and administrative costs	2,334	1,809
Contribution margin	4,367	5,261
SAP Solutions (3):
Revenue before reimbursements*	$13,193	$14,406
Cost of sales	7,139	7,074
Gross margin	6,054	7,332
Selling, general and administrative costs	1,804	2,450
Contribution margin	4,250	4,882
Total Company (4):
Total segment contribution margin	21,403	20,196

Items not allocated to segment level (5):
Corporate general and administrative expenses	5,656	5,028
Non-cash stock based compensation expense	2,765	2,599
Stock price award program compensation expense	5,142	-
Acquisition-related cash compensation expense	308	-
Acquisition-related non-cash stock based compensation expense	1,765	-
Acquisition-related costs	194	-
Legal settlement and related costs	-	102
Depreciation expense	1,025	942
Amortization expense	145	-
Interest expense, net	202	472
Income before taxes	$4,201	$11,053

(1) Global S&BT includes the results of our North America and International Gen AI Consulting, Implementation and Licensing, Benchmarking and Business Transformation offerings, Executive Advisory, Market Intelligence and IP as-a-Service, OneStream and eProcurement.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.
(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation and amortization expense, legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 28,	March 29,
	2025	2024
GAAP NET INCOME	$3,143	$8,731
Adjustments (1):
Non-cash stock based compensation expense (2)	2,765	2,599
Stock price award program compensation expense (2)(3)	5,142	-
Acquisition-related cash compensation expense (4)	308	-
Acquisition-related non-cash stock based compensation expense (4)	1,765	-
Acquisition-related costs	194	-
Amortization expense	145	-
Legal settlement and related costs	-	102
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	13,462	11,432
Tax effect of adjustments above (5)	1,856	708
ADJUSTED NET INCOME (1)	$11,606	$10,724

GAAP diluted net income per common share	$0.11	$0.32
Adjusted diluted net income per common share (1)	$0.41	$0.39
Weighted average common and common equivalent shares outstanding	28,385	27,676

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of December 27, 2024, the first market condition had been met, and although the shares have not vested they are included in the Company's dilutive shares outstanding for the quarter ended March 28, 2025. As of March 28, 2025, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $5.1 million was recorded in the first quarter of 2025.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was $1.7 million and $0.7 million the first quarter of 2025 and 2024, respectively. The impact of acquisition related cash compensation expense was $78 thousand in the first quarter period of 2025. The impact of the acquisition related costs were $50 thousand in the first quarter of 2025. The impact of the legal settlement and related costs was $27 thousand in 2024. The impact of the amortization expense was $38 thousand in the first quarter of 2025.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 28,	December 27,	March 29,
	2025	2024	2024
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$43,357	$43,877	$40,892
Reimbursements	715	670	639
Revenue before reimbursements	$42,642	$43,207	$40,253

Oracle Solutions:
Total revenue	$21,085	$18,174	$21,729
Reimbursements	689	766	661
Revenue before reimbursements	$20,396	$17,408	$21,068

SAP Solutions:
Total revenue	$13,423	$17,184	$14,566
Reimbursements	230	343	160
Revenue before reimbursements	$13,193	$16,841	$14,406

Total segment revenue:
Total revenue	$77,865	$79,235	$77,187
Reimbursements	1,634	1,779	1,460
Revenue before reimbursements	$76,231	$77,456	$75,727

Revenue Concentration:
(% of total revenue)
Top customer	9%	8%	9%
Top 5 customers	22%	21%	24%
Top 10 customers	29%	29%	34%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,332	1,284	1,154
Total headcount	1,618	1,553	1,414
Days sales outstanding (DSO)	73	66	68
Cash provided by operating activities (in thousands)	$4,195	$20,640	$2,792
Depreciation (in thousands)	$1,025	$947	$942
Amortization (in thousands)	$145	$148	$-
Capital expenditures (in thousands)	$1,544	$1,018	$948

Remaining Plan authorization:
Shares purchased (in thousands)	206	117	43
Cost of shares repurchased (in thousands)	$6,202	$3,630	$1,055
Average price per share of shares purchased	$30.16	$30.95	$24.34
Remaining Plan authorization (in thousands)	$21,315	$27,516	$12,883

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	173	-	162
Cost of shares purchased (in thousands)	$5,514	$-	$3,782
Average price per share of shares purchased	$31.84	$-	$23.36